News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Executive Vice President and Chief Financial Officer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports Net Income Growth for 2014

MOULTRIE, GEORGIA, January 26, 2015 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the fourth quarter and year ended December 31, 2014.

Income Highlights

•	For the year ended December 31, 2014, net income was $2.9 million, or $1.14 per diluted share, a 4.7% increase when compared with $2.8 million, or $1.09 per diluted share, for the 2013 period. Earnings growth was driven by higher net interest income resulting from a change in asset mix.
•	Annual net interest income was $13.4 million at year-end 2014, up $545 thousand over the prior-year period. Higher net interest income was partially offset by lower mortgage banking revenue as Empire, the Corporation’s commercial mortgage banking subsidiary, continued to wind down.
•	Net income was $662 thousand in the 2014 fourth quarter, or $0.26 per diluted share, compared with $982 thousand, or $0.39 per diluted share, in the fourth quarter of 2013. This difference was mostly due to a $312 thousand gain on the sale of securities in the fourth quarter of 2013.

Balance Sheet Trends and Asset Quality

•	Total assets at December 31, 2014, were consistent at $374 million compared with December 31, 2013. Average assets, however, were up $16 million over the comparable 2013 period.
•	Total loans increased $5.7 million, or 2.6%, to $224.4 million from the same period last year. Average loans grew $8.3 million compared with the year 2013, despite $10.2 million in loan participations that were paid off in 2014. The growth in loans was funded by increases in average noninterest-bearing and money market deposits.
•	Total deposits were $310 million at December 31, 2014, consistent with the end of 2013. Average core deposits were up $18.8 million compared with December 31, 2013.
•	Asset quality continued to remain strong as the non-performing asset ratio was 0.28% at December 31, 2014, an 8 basis point improvement from 0.36% at the end of 2013.

Capital Management

•	The Corporation has a Total Risk-Based Capital Ratio of 15.70% and a Leverage Capital Ratio of 9.14%, up from 15.44% and 8.73%, respectively, compared with 2013. Both ratios are measurably above the federal “well capitalized” standard.
•	Tangible book value per share at December 31, 2014, was $13.45, up from $12.29 at the end of 2013.

DeWitt Drew, President and CEO commented, “In 2014, we demonstrated the strength of our strategy as we increased our annual dividend 60% and generated healthy net income growth while maintaining strong asset quality metrics. Although loan growth has slowed due to perceived lower levels of economic activity and increased competition in our trade area, we remain focused on our strategy to grow low cost core funding to support lending within our local markets.”

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Dividends

In December 2014, the Corporation paid a fourth quarter cash dividend of $0.08 per common share. The Corporation paid dividends of $0.32 per common share in 2014, a 60% increase over the $0.20 per common share paid in 2013. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 86 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $374 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Company’s actual results to differ materially from such statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Audited)
	December 31,	December 31,	December 31,
	2014	2013	2012
ASSETS
Cash and due from banks	$6,783	$7,074	$8,646
Interest-bearing deposits in banks	5,776	28,296	27,935
Certificates of deposit in other banks	1,470	3,430	3,920
Investment securities available for sale	53,838	36,461	21,672
Investment securities held to maturity	61,588	59,624	59,863
Federal Home Loan Bank stock, at cost	1,560	1,721	1,448
Loans, less unearned income and discount	224,400	218,688	204,137
Allowance for loan losses	(3,114)	(3,078)	(2,845)
Net loans	221,286	215,610	201,292
Premises and equipment	11,756	10,336	10,149
Foreclosed assets, net	274	406	1,690
Intangible assets	66	111	327
Bank owned life insurance	5,104	4,980	4,767
Other assets	4,779	5,846	5,472
Total assets	$374,280	$373,895	$347,181
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$22,890	$23,088	$28,881
Money market	99,918	89,934	77,133
Savings	28,156	28,792	25,988
Certificates of deposit $100,000 and over	31,367	36,956	36,591
Other time accounts	46,300	49,836	55,098
Total interest-bearing deposits	228,631	228,606	223,691
Noninterest-bearing deposits	81,343	81,829	68,071
Total deposits	309,974	310,435	291,762

Other borrowings	5,133	11,800	2,000
Long-term debt	22,067	17,200	20,000
Accounts payable and accrued liabilities	2,771	3,040	3,544
Total liabilities	339,945	342,475	317,306
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	25,015	22,927	20,664
Accumulated other comprehensive income	(561)	(1,388)	(670)
Total	60,449	57,534	55,989
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	34,335	31,420	29,875
Total liabilities and shareholders' equity	$374,280	$373,895	$347,181

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2014*	2013*	2014*	2013
Interest income:
Interest and fees on loans	$3,061	$3,162	$12,135	$12,219
Interest and dividend on securities available for sale	280	178	1,069	673
Interest on securities held to maturity	333	357	1,353	1,435
Dividends on Federal Home Loan Bank stock	18	12	70	39
Interest on deposits in banks	12	16	52	66
Interest on certificates of deposit in other banks	6	10	33	43
Total interest income	3,710	3,735	14,712	14,475

Interest expense:
Interest on deposits	184	213	750	882
Interest on other borrowings	16	98	169	295
Interest on long-term debt	114	111	436	486
Total interest expense	314	422	1,355	1,663
Net interest income	3,396	3,313	13,357	12,812
Provision for loan losses	75	105	330	420
Net interest income after provision for losses on loans	3,321	3,208	13,027	12,392

Noninterest income:
Service charges on deposit accounts	312	354	1,275	1,278
Income from trust services	53	63	241	228
Income from retail brokerage services	105	83	376	338
Income from insurance services	332	349	1,324	1,328
Income from mortgage banking services	111	238	645	940
Net gain (loss) on the sale or disposition of assets	32	0	89	(68)
Net gain on the sale of securities	0	312	293	312
Other income	170	175	743	735
Total noninterest income	1,115	1,574	4,986	5,091

Noninterest expense:
Salary and employee benefits	2,086	2,164	8,359	8,455
Occupancy expense	280	252	1,061	1,025
Equipment expense	237	218	896	902
Data processing expense	290	271	1,130	1,097
Amortization of intangible assets	4	54	45	216
Other operating expense	728	638	2,879	2,651
Total noninterest expense	3,625	3,597	14,370	14,346

Income before income tax expense	811	1,185	3,643	3,137
Provision for income taxes	149	203	739	365
Net income	$662	$982	$2,904	$2,772

Net income per share, basic	$0.26	$0.39	$1.14	$1.09
Net income per share, diluted	$0.26	$0.39	$1.14	$1.09
Dividends paid per share	$0.08	$0.08	$0.32	$0.20
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At December 31	2014	2013

Assets	$374,280	$373,895
Loans, less unearned income & discount	$224,400	$218,688
Deposits	$309,974	$310,435
Shareholders' equity	$34,335	$31,420

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Performance Data & Ratios
Net income	$662	$982	$2,904	$2,772
Earnings per share, basic	$0.26	$0.39	$1.14	$1.09
Earnings per share, diluted	$0.26	$0.39	$1.14	$1.09
Dividends paid per share	$0.08	$0.08	$0.32	$0.20
Return on assets	0.69%	1.05%	0.76%	0.76%
Return on equity	7.75%	12.50%	8.74%	9.02%
Net interest margin (tax equivalent)	4.03%	4.02%	3.99%	4.02%
Dividend payout ratio	30.77%	20.75%	28.08%	18.38%
Efficiency ratio	77.30%	70.91%	75.43%	77.00%

Asset Quality Data & Ratios
Total nonperforming loans	$786	$913	$786	$913
Total nonperforming assets	$1,060	$1,363	$1,060	$1,363
Net loan charge offs	$157	$127	$293	$187
Reserve for loan losses to total loans	1.39%	1.41%	1.39%	1.41%
Nonperforming loans/total loans	0.35%	0.42%	0.35%	0.42%
Nonperforming assets/total assets	0.28%	0.36%	0.28%	0.36%
Net charge offs / average loans	0.28%	0.23%	0.13%	0.09%

Capital Ratios
Average common equity to average total assets	8.97%	8.39%	8.70%	8.41%
Tier 1 capital ratio	14.45%	14.17%	14.45%	14.17%
Tier 1 leverage ratio	9.14%	8.73%	9.14%	8.73%
Total risk based capital ratio	15.70%	15.44%	15.70%	15.44%
Book value per share	$13.48	$12.33	$13.48	$12.33
Tangible book value per share	$13.45	$12.29	$13.45	$12.29

Quarterly	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Averages	2014	2014	2014	2014	2013
Assets	$381,239	$374,509	$384,745	$387,889	$374,542
Loans, less unearned income & discount	$223,906	$225,934	$223,348	$219,971	$222,723
Deposits	$313,595	$309,953	$326,773	$322,888	$310,406
Equity	$34,186	$33,579	$32,926	$32,184	$31,436
Return on assets	0.69%	0.86%	0.77%	0.72%	1.05%
Return on equity	7.75%	9.57%	8.95%	8.71%	12.50%
Net income	$662	$804	$737	$701	$982
Net income per share, basic	$0.26	$0.32	$0.28	$0.28	$0.39
Net income per share, diluted	$0.26	$0.32	$0.28	$0.28	$0.39
Dividends paid per share	$0.08	$0.08	$0.08	$0.08	$0.08

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